Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley and A. Richard Abrahamian to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s registration statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley and A. Richard Abrahamian, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-3 registering the Registrable Securities of Center Bancorp, Inc. (the “Company”) as defined therein as required by the Letter Agreement and the Securities Purchase Agreement--Standard Terms attached thereto executed by the Company and the U.S. Department of the Treasury on January 9, 2009 as part of the Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of January 29, 2009.

Signature	Title

/s/ Alexander A. Bol	Chairman of the Board
Alexander A. Bol

/s/ Hugo Barth, III	Director
Hugo Barth, III

/s/ Brenda Curtis	Director
Brenda Curtis

/s/ John J. DeLaney, Jr	Director
John J. DeLaney, Jr.

/s/ James J. Kennedy	Director
James J. Kennedy

/s/ Howard Kent	Director
Howard Kent

/s/ Elliot I. Kramer	Director
Elliot I. Kramer

/s/ Harold Schecter	Director
Harold Schechter

/s/ Lawrence B. Seidman	Director
Lawrence B. Seidman

/s/ William A. Thompson	Director
William A. Thompson

/s/ Raymond Vanaria	Director
Raymond Vanaria

/s/ Nicholas Minoia	Director
Nicholas Minoia

/s/ Anthony C. Weagley	President and Chief Executive Officer
Anthony C. Weagley

/s/ Richard Abrahamian	Treasurer and Chief Financial Officer
A. Richard Abrahamian